UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 University Parkway, Suite 301, Lakewood Ranch, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Wesley S. Chandler

On August 31, 2016, 2015, Major League Football, Inc.’s (the “Company”) board of directors (the “Board”) increased the number of directors on the Board from two directors to three directors, and elected Wesley S. Chandler, the Company’s President, to the Board to fill the newly created directorship on the Board until the next annual meeting of the stockholders of the Company or until his earlier resignation or removal. Mr. Chandler will also continue to serve as President of the Company and he continues as an Executive Officer of the Company for Section 16 Purposes.

In connection with his new position, the remaining 2,000,000 shares of common stock held in escrow of Mr. Chandler’s 6,000,000 shares of common stock that were granted to Mr. Chandler in connection with his employee agreement were released from escrow and fully vested to Mr. Chandler. All other aspects of Mr. Chandler’s employee agreement remain the same.

Mr. Chandler, age 60, has served as our President and Secretary since July 14, 2014. Presently, Mr. Chandler also serves as Lead Football Instructor at Football University and Under Armour since February 2013. Prior to that, from January 2012 to February 2013 he served as the wide receiver football coach at the University of California - Berkley, and from October 2009 to October 2010, he served as the offensive coordinator football coach for the New York Sentinels - United Football League. Mr. Chandler was a two-time consensus football and academic All-America selection in 1976 and 1977 at the University of Florida and is widely considered to be one of the top receivers in both collegiate and professional football history with 4 pro bowl selections. He was drafted by the New Orleans Saints as the third overall selection in the 1978 NFL Draft and has over thirty years of professional playing, coaching and administrative experience. Mr. Chandler is the current NFL record holder in receiving per game (129 in 1982) and was inducted into the San Diego Chargers Hall of Fame in 2001, the SEC Hall of Fame in 2013 and the College Football Hall of Fame in 2015. Mr. Chandler has coaching experience at every level of play including 7 years in NFL Europe (coach of the Berlin Thunder in 1999), Dallas Cowboys, Minnesota Vikings and Cleveland Browns.

Item 5.08

Shareholder Director Nominations

On August 31, 2016 the Board approved December 7, 2016 as the date of the 2016 annual meeting of the Company's stockholders (the “2016 Annual Meeting”). The time and location of the 2016 Annual Meeting will be as set forth in the Company’s proxy statement for the 2016 Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Secretary, Wesley S. Chandler, 6230 University Parkway, Suite 301, Lakewood Ranch, FL 34240, on or before the close of business on September 30, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and our Bylaws in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting. The September 30, 2016 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

Item 8.01 Other Events.

Press Release

On August 31, 2016, the Company issued a press release announcing the election of Wesley S. Chandler as a director of the Company. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.

Description

10.1

Employee Agreement-Wesley S. Chandler (incorporated by reference to the Company’s Form 8-K filed on July 18, 2014)

99.1

Press Release – August 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: August 31, 2016